Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

HUDSON TECHNOLOGIES, INC.

(a New York corporation)

(With all amendments through December 18, 2019)

(ADOPTED BY RESOLUTION MADE December 18, 2019)

Article I

OFFICES, SEAL AND FISCAL YEAR

1.           OFFICES: The principal office of the Corporation shall be in the County of Rockland, State of New York, or at such other location as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate. The Corporation may also have offices in such other places, either within or without the State of New York, as the Board of Directors may from time to time designate or as the business of the Corporation may require.

2.           CORPORATE SEAL: The seal of the Corporation shall be in the form and style as the Board of Directors may designate or approve.

3.           FISCAL YEAR: The Board of Directors shall have the power to fix, and from time to time, change, the fiscal year of the Corporation. Unless otherwise fixed by the Board of Directors, the calendar year shall be the Corporation’s fiscal year.

Article II

SHAREHOLDERS

1.           PLACE OF MEETINGS: All meetings of the shareholders of the Corporation shall be held at such place either within or without the State of New York as may from time to time be designated by the Board of Directors and stated in the notice of meeting.

2.           ANNUAL MEETING:

(a)             An annual meeting of the shareholders of the Corporation shall be held in each year on a regular business day on a date to be determined by the Board of Directors. Any previously scheduled annual meeting of the shareholders may be postponed by the Board of Directors by public announcement made at any time prior to the date scheduled for such annual meeting.

(b)             At any annual meeting of the shareholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly requested to be brought before the annual meeting by a shareholder of the Corporation who (A) is a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting, (B) is entitled to vote at such annual meeting and (C) complies with the procedures set forth in these By-laws as to such business or nominations. Clause (iii) of the immediately preceding sentence shall be the exclusive means for a shareholder to make nominations or propose other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) to be brought before an annual meeting of shareholders. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the Chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these By-laws and, if any proposed nomination or other business is not in compliance with these By-laws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

3.           SPECIAL MEETINGS:

(a)             Special Meetings of the shareholders, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time only (i) by the Chief Executive Officer, (ii) by the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors, or (iii) by the Chief Executive Officer, the President or the Secretary of the Corporation, following his or her receipt of one or more written requests to call a special meeting by shareholders of record holding in the aggregate not less than 35% of all votes entitled to be cast on the matters or matters to be brought before the proposed special meeting. Such request shall state the purpose or purposes of the meeting and the matters proposed to be acted upon at the meeting. The Secretary shall inform the shareholders requesting the meeting of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation of these costs, written notice of the special meeting shall be mailed by the Chief Executive Officer, the President or Secretary to each shareholder entitled to vote at the meeting. The purpose or purposes for which the meeting is called must be included in the notice. Special meetings of the shareholders shall be held at such place as may be designated in the call for the meeting.

(b)             To be properly brought before a special meeting, proposals of business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the special meeting, by or at the direction of the Board of Directors. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who (A) is a shareholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) complies with the procedures set forth in these By-laws as to such nominations. The immediately preceding sentence shall be the exclusive means for a shareholder to make nominations or other business proposals before a special meeting of shareholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting).

4.           FIXING RECORD DATE:

(a)             For purposes of determining the shareholders entitled to notice of or to vote at any meeting of the shareholders or to any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days, nor less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to any other action.

(b)             If no record date is fixed, the record date for the determination of shareholders entitled to notice or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held. For any other purpose for the determination of shareholders, if no record date is fixed, the record date shall be at the close of business the day on which the resolution of the Board of Directors relating thereto is adopted.

(c)             When a determination of shareholders or record entitled to notice or to vote at any meeting of the shareholders has been made as provided herein, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this section for the adjourned meeting.

5.           NOTICE OF MEETING OF SHAREHOLDERS:

(a)             Written notice of each meeting of the shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and, unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given personally or by regular mail to each shareholder entitled to vote at such meeting as of the record date fixed by the Board of Directors, not less than ten (10) nor more than fifty (50) days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, to such other address as designated by the shareholder pursuant to written request mailed to the Secretary.

(b)             Notice of a meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, or casting of any vote by any such shareholder, in person or by proxy, at any such meeting, regardless of any such protest, shall constitute a waiver of notice by that shareholder.

6.           QUORUM OF SHAREHOLDERS: The holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders except as may otherwise be provided by law. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder. Where there is less than a quorum present, the holders of a majority of the stock so present or represented may adjourn the meeting without further notice other than by announcement at the meeting, until a quorum is present.

7.           CHAIRMAN OF MEETING: The Chairman of the Board shall preside at all meetings of shareholders. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside or, in his or her absence, any officer designated by the Board of Directors shall preside.

8.           VOTING: At all meetings of the shareholders, every shareholder of record as of the record date, shall be entitled to one vote for every share standing in his name on the books of the Corporation. Any corporate action, other than the election of directors to be taken by vote of the shareholders, shall be authorized by a majority of votes cast by the holders of shares entitled to vote thereon. Election of directors shall be accomplished by a candidate or candidates receiving a plurality of the votes cast by the shareholders entitled to vote in the election.

9.           INSPECTORS:

(a)             The Board of Directors or, if the Board of Directors shall not have made the appointment, the chairman presiding at any meeting of shareholders, shall appoint inspectors of election. The number of inspectors shall be either one or three. No candidate for the office of director shall be appointed as inspector at any meeting for the election of directors.

(b)             The inspectors of election shall determine the number of shares outstanding and the voting power or each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, shall receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

(c)             A list of shareholders as of the record date, certified by the Secretary or by the transfer agent, if any, shall be produced at any meeting of shareholders upon the request, made either at or before such meeting, of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

(d)             If there are three inspectors of election, the decision, act, or certificate of a majority of the inspectors is effective in all respects as the decision, act, or certificate of all.

(e)             On request of the chairman of the meeting or of any shareholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them, and any such report or certificate is prima facie evidence of the facts stated therein.

10.         PROXIES: Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy appointed by instrument in writing subscribed by the shareholder or by his attorney-in-fact, and bearing a date not more than ten months prior to the date of the meeting, unless the instrument provides for a longer period. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

11.         SECRETARY OF MEETING: The Secretary of the Corporation shall act as secretary of all meetings of the shareholders. In the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

12.         SHAREHOLDER PROPOSALS:

(a)             At an annual meeting of the stockholders, only stockholders of record as of both the record date established for such meeting, and as of the date of submission of advance notice under subparagraph (b) below, may introduce business at a meeting of the stockholders.

(b)            Shareholders who wish to have proposals considered at an annual meeting of the shareholders must deliver a timely and proper advance notice to the Chairman of the Board of Directors that complies with the following requirements:

 (i)                the proponent shareholder must be a record holder on the date of delivery of the advance notice;

 (ii)               to be timely, the advance notice must be in writing and must be delivered to, or mailed and received by, the Chairman of the Board of Directors at the principal executive offices of the Corporation no earlier than 120 days, and no later than 90 days, prior to the first anniversary date of the prior year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder in order to be timely must be so delivered, or mailed and received, not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first “Public Announcement” (as hereinafter defined in Section 13(f) of these By-Laws) of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which Public Announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the Public Announcement thereof, commence a new time period for the giving of a shareholder’ s notice as described above;

 (iii)              in addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Chairman of the Board of Directors at the principal executive offices of the Corporation not later than 5 business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 8 business days prior to the date for the meeting, or if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof);

 (iv)             the proponent shareholder must disclose to the Corporation, as part of the advance notice, its name and address as they appear on the Corporation’ s books and of any beneficial owner, if any, and their respective affiliates and associates or others acting in concert therewith;

 (v)              the proponent shareholder must disclose to the Corporation, as part of the advance notice, (a) the class or series and number of shares of capital stock or other securities of the Corporation which are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by such proponent shareholder, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any shares of capital stock or other securities of the Corporation or with a price or value derived in whole or in part from the price or value of any shares of capital stock or other securities of the Corporation or any derivative, synthetic, hedging, swap or similar transaction or arrangement having characteristics of a long or short position or ownership interest in any shares of capital stock or other securities of the Corporation, whether or not any such instrument or right shall be subject to settlement in the underlying shares of capital stock or other securities of the Corporation or otherwise, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of shares of capital stock or other securities of the Corporation directly or indirectly owned beneficially by such proponent shareholder, (c) any proxy, agreement, arrangement, understanding or relationship pursuant to which such proponent shareholder has given or received a right to vote, directly or indirectly, any shares of capital stock or other securities of the Corporation, and (d) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, which such proponent shareholder has engaged in or is a party to, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk of shares of capital stock or other securities of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such proponent shareholder with respect to shares of capital stock or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any increase or decrease in the price or value of the shares of capital stock or other securities of the Corporation;

 (vi)             the proponent shareholder must also disclose to the Corporation, as part of the advance notice, all stock ownership information required by the immediately preceding clause (v) with respect to (a) the beneficial owner or beneficial owners of capital stock of the Corporation, if different, on whose behalf the business proposed to be brought before the annual meeting is being brought, (b) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of the proponent shareholder or any such beneficial owner, and, and (c) any shareholder or shareholder group with whom the proponent shareholder is acting in concert with, whether or not such persons constitute a filing group for purposes of Schedule 13D;

 (vii)            the proponent shareholder must represent to the Corporation, as part of the advance notice, whether the proponent intends individually or as part of a group, to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal, and/or (y) to otherwise solicit proxies in support of such proposal; and

 (viii)           the proponent shareholder must disclose to the Corporation, as part of its advance notice: (i) a reasonably brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) a reasonably detailed description of all agreements, arrangements and understandings between such proponent and the beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

(c)             In addition to the provisions of Section 12(a), a shareholder shall also comply with all applicable requirements of state law and all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein.

(d)             Nothing in these By-laws shall be deemed to affect any rights of shareholders to request the inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Subject to Rule 14a-8 under the Exchange Act, nothing in these By-laws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

13.           SHAREHOLDER DIRECTOR NOMINATIONS

(a)             At an annual meeting of the shareholders, only shareholders of record as of both the record date established for such meeting and as of the date of submission of advance notice under the subparagraph (b) may nominate candidates for election to the Board of Directors at a meeting of the shareholders.

(b)             Notwithstanding anything in these By-laws to the contrary, shareholders who wish to introduce nominations of candidates for election as directors at an annual meeting of the shareholders must deliver a timely and proper advance notice to the Chairman of the Board of Directors that complies with the following requirements:

 (i)               the proponent shareholder must be a record holder on the date of delivery of the advance notice;

 (ii)              to be timely, the advance notice must be in writing and must be delivered to, or mailed and received by, the Chairman of the Board of Directors at the principal executive offices of the Corporation no earlier than 120 days, and no later than 90 days, prior to the first anniversary date of the prior year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder in order to be timely must be so delivered, or mailed and received, not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first Public Announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which Public Announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the Public Announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above;

 (iii)             In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Chairman of the Board of Directors at the principal executive offices of the Corporation not later than 5 business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 8 business days prior to the date for the meeting, or if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof);

 (iv)             In the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 13(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received by, the Chairman of the Board of Directors at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation;

 (v)             the proponent shareholder must disclose to the Corporation, as part of the advance notice, (a) the class or series and number of shares of capital stock or other securities of the Corporation which are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by such proponent shareholder, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any shares of capital stock or other securities of the Corporation or with a price or value derived in whole or in part from the price or value of any shares of capital stock or other securities of the Corporation or any derivative, synthetic, hedging, swap or similar transaction or arrangement having characteristics of a long or short position or ownership interest in any shares of capital stock or other securities of the Corporation, whether or not any such instrument or right shall be subject to settlement in the underlying shares of capital stock or other securities of the Corporation or otherwise, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of shares of capital stock or other securities of the Corporation directly or indirectly owned beneficially by such proponent shareholder, (c) any proxy, agreement, arrangement, understanding or relationship pursuant to which such proponent shareholder has given or received a right to vote, directly or indirectly, any shares of capital stock or other securities of the Corporation, and (d) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, which such proponent shareholder has engaged in or is a party to, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk of shares of capital stock or other securities of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such proponent shareholder with respect to shares of capital stock or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any increase or decrease in the price or value of the shares of capital stock or other securities of the Corporation;

 (vi)            the proponent shareholder must also disclose to the Corporation, as part of the advance notice, all stock ownership information required by the immediately preceding clause (v) with respect to (a) the beneficial owner or beneficial owners of capital stock of the Corporation, if different, on whose behalf the nomination proposed to be brought before the annual meeting is made, (b) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of the proponent shareholder or any such beneficial owner, and, and (c) any shareholder or shareholder group with whom the proponent shareholder is acting in concert with, whether or not such persons constitute a filing group for purposes of Schedule 13D;

 (vii)            the proponent shareholder must represent to the Corporation, as part of the advance notice, whether the proponent intends individually or as part of a group, to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (b) to otherwise solicit proxies in support of such nomination; and

 (viii)           the proponent shareholder must disclose to the Corporation, as part of the advance notice, (a) all other information about the proposed nominees that would be required to be to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and such proposed nominee were a director or executive officer of such registrant.

(c)             The Corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(d)             Compliance with the provisions of this Section 13 is the sole and exclusive method for shareholders to nominate candidates for election to the Board of Directors at an annual meeting of shareholders. No person shall be eligible for election as a director of the Corporation at an annual meeting of shareholders unless nominated in accordance with the procedures set forth in this Section 13.

(e)             In addition to the provisions of this Section 13, a shareholder shall also comply with all applicable requirements of state law and all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein.

(f)              For purposes of these By-laws, “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

14.           NOMINATION OF DIRECTORS AT A SPECIAL MEETING

(a)             In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) to be elected as specified in the Corporation’s notice calling the meeting, provided that the shareholder gives a proper and timely notice thereof and timely updates and supplements thereof in writing to the Chairman of the Board. In order to be timely, a shareholder’ s notice shall be delivered to, or mailed and received by, the Chairman of the Board at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first Public Announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting, or the Public Announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

(b)             In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Chairman of the Board at the principal executive offices of the Corporation not later than 5 business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than 8 business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof.

(c)             For purposes of this Section 14, for a notice to be proper it must contain the same information as would be contained if the proponent were submitting an advance notice of nomination in connection with an annual meeting of shareholders.

15.         CONDUCT OF MEETINGS: To the maximum extent permitted by applicable law, the Board of Directors shall be entitled to make such rules, regulations and procedures for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient for the proper conduct of the meeting. Subject to such rules, regulations and procedures of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are deemed necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda; (ii) restricting admission to the time set for the commencement of the meeting; (iii) limiting attendance at the meeting to shareholders of record of the Corporation entitled to vote at the meeting , their duly authorized proxies or other such persons as the chairman of the meeting may determine; (iv) limiting participation at the meeting on any matter to shareholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a shareholder or a proxy for a shareholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such shareholder; (v) limiting the time allotted to questions or comments by participants; (vi) determining when the polls should be opened and closed for voting; (vii) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting; (viii) removing any shareholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; and (ix) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Article III

DIRECTORS

1.           BOARD OF DIRECTORS: The property, business and affairs of the Corporation shall be managed and controlled by its Board of Directors. Each member of the Board of Directors shall be at least 18 years of age and need not be shareholders. No member of the Board of Directors may be employed by the Corporation, except that the Chief Executive Officer, President and any Vice President of the Corporation may be members of the Board of Directors. At all times at least two (2) members of the Board of Directors (the “Special Directors”), in order to be qualified to serve on the Board of Directors, shall each represent to the Board of Directors that he or she is not, and will not be, during the continuation of his or her service as a Special Director or has not been during for the five-year period prior to his or her appointment as a Special Director, (i) an employee, stockholder, or officer of the Corporation or any of its affiliates, (ii) a customer or supplier of the Corporation or any of its affiliates (other than an independent director provided by a corporate services company that provides independent directors in the ordinary course of its business), or (iii) any member of the immediate family of a person described in (i) or (ii).

The Corporation may permit one or more board observers to attend meetings of the Board of Directors and the restructuring committee of the Corporation. Any such board observer (i) shall receive notice of, and may attend, all such meetings as if it were a member of the Board of Directors or the restructuring committee, as applicable, and (ii) shall receive copies of any information or other materials to be discussed at such meetings, each subject to any restrictions or limitations thereon that, upon the written advice of counsel, is necessary or advisable to preserve attorney-client privilege or avoid actual conflicts of interest.

2.           GENERAL POWERS OF THE BOARD OF DIRECTORS: In addition to the powers and authority expressly conferred upon them by these By-laws, the Board of Directors may by vote made at a duly called and conducted annual or special meeting of the Board of Directors, exercise all powers of the Corporation except those required by law or the By-laws of the Corporation to be exercised by the shareholders.

3.           NUMBER OF DIRECTORS: The number of directors shall be fixed by resolution of the Board of Directors from time to time but in any event, shall be no less than five (5). No decrease in the minimum number of directors shall have the effect of removing any director prior to the expiration of the term of office.

4.           CLASSIFICATION AND TERM OF DIRECTORS: The Board of Directors shall be divided into two classes in respect of term of office, each class to contain as near as possible one-half of the whole number of Board of Directors. At each annual meeting of the shareholders, successors to the class of directors whose terms shall expire that year shall be elected to hold office for a term of two years so that the term of office of one class of directors shall expire in each year. Each director shall hold office from the date of the annual meeting at which said director is elected, until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

5.           VACANCIES AND NEWLY CREATED DIRECTORSHIPS: Vacancies on the Board of Directors created by the death, resignation, removal of directors, an increase in the authorized number of directors or otherwise shall be filled only by the affirmative vote of a majority of the remaining directors. If the directors remaining in office are unable, by majority vote, to fill a vacancy on the Board of Directors within twenty (20) days of the creation of the vacancy, the Chief Executive Officer, the President or the Secretary of the Corporation may call a special meeting of the shareholders at which time the vacancy shall be filled. Any directors chosen to fill any vacancy or to fill a newly created directorship shall hold office until the next annual meeting of the shareholders and until their successors are duly elected and shall qualify, unless sooner displaced. Notwithstanding the foregoing, vacancies caused by the death, resignation or removal (including for Cause) of a Special Director may only be filled by another individual that satisfies the requirements for a Special Director.

6.           REMOVAL OF DIRECTORS: Any or all of the directors may be removed for Cause by vote of a majority of the entire Board of Directors. With respect to the removal of directors by the Corporation’s shareholders, any or all directors may be removed from office by the Corporation’s shareholders only for cause by the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote at any special meeting called for that purpose, or at annual meeting provided such proposed action is contained in the notice of meeting. “Cause” shall mean willful and continuous failure of a director to substantially perform such director’s duties to the Corporation or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

7.           POWER TO APPOINT AND REMOVE OFFICERS: The Board of Directors shall have the power to elect the officers of the Corporation, remove any officer with or without cause, to fix the salary of all officers of the Corporation, and to determine the general business polices of the Corporation.

8.           QUORUM OF DIRECTORS: Unless otherwise specified in these By-laws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business, which majority shall include at least one Special Director, except that if at any meeting of the Board of Directors there is less than a quorum present, a majority of those present may adjourn the meeting without further notice other than by announcement at the meeting, until a quorum is present.

9.           ACTION OF THE BOARD:

(a)             The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Each director present shall have one vote regardless of the number of shares, if any, which he may hold. At any meeting at which every director shall be present, even though without notice, any business may be transacted. Notwithstanding the foregoing or any other provision of these By-laws to the contrary, or any provision of law that otherwise so empowers the Board of Directors or the Corporation, (a) the Board of Directors may only authorize any amendment to the articles of incorporation of the Corporation by a majority vote of the then-serving members of the Board of Directors, which majority shall include the Special Directors, and (b) the Corporation may only institute a proceeding to adjudicate it bankrupt, consent to the filing of any bankruptcy proceeding against it, declare insolvency or otherwise decide to liquidate, wind up, reorganize, dissolve or conduct any similar action by a majority vote of the then-serving members of the Board of Directors, which majority shall include the Special Directors.

(b)             A resolution in writing, signed by all of the members of the Board of Directors shall be deemed to be an action by the Board of Directors with the same force and effect as if it had been duly passed by vote at a duly convened meeting and it shall be the duty of the Secretary to record any such resolution, and the written consents thereto by the members of the Board of Directors, in the minute book of the Corporation under the proper date.

(c)             Any one or more member of the Board of Directors may participate in a meeting of such Board of Directors by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

(d)             A member of the Board of Directors who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary promptly after the adjournment of the meeting. Such right to dissent shall not apply to a member of the Board of Directors who voted in favor of such action.

10.          ANNUAL MEETING OF THE BOARD: The annual meeting of the Board of Directors elected at the first annual meeting of the shareholders held after the adoption of these amended By-laws, shall be held during the month of June following the first annual meeting of the shareholders. Notice of this first annual meeting shall be given to each director by the President, either personally or by regular mail, at least three days in advance of the meeting. In the case of mailing, notice shall be deemed to have been given as of the date of mailing. Notice of this meeting need not be given to any director who submits a waiver of notice, whether submitted before or after the meeting, or who attends the meeting without protesting the lack of notice prior thereto or at the commencement of the meeting. Notice of this meeting need not specify the purpose of the meeting or the action proposed to be taken at the meeting, and any business may be transacted by the Board of Directors at this meeting.

Thereafter, the annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, or immediately following any adjournment thereof, for the purpose of the organization of the Board of Directors, for the election or appointment of officers for the ensuing year, and for the transaction of such other business as may conveniently and properly be brought before such meeting. No notice of the annual meeting or of the action to be taken thereat, shall be necessary.

11.          REGULAR MEETINGS OF THE BOARD: Regular meetings of the Board of Directors may, at the discretion of the Board, be held monthly, but in any event, shall be held no less frequently than quarterly, with such quarterly meetings to be held during the months of March, June, September and December of each year. The regular meetings shall be held at such time and place, either within or without the State of New York, as the Board of Directors shall from time to time determine. Notice of regular meetings shall be given to each director by the President either personally or by regular mail, at least three days in advance of the meeting. In the case of mailing, notice shall be deemed to have been given as of the date of mailing. Notice of a meeting need not be given to any director who submits a waiver of notice, whether submitted before or after the meeting, or who attends the meeting without protesting the lack of notice prior thereto or at the commencement of the meeting. Notice of any regular meeting need not specify the purpose of the meeting or the action proposed to be taken at the meeting, and any business may be transacted by the Board of Directors at any regular meeting.

12.          SPECIAL MEETINGS OF THE BOARD: Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President, or by one-third of the directors presently in office. The Secretary shall give written notice by regular mail to each director of the time, place and purpose or purposes or each special meeting at least three days in advance of the meeting, which notice shall be deemed to have been given as of the date of mailing.

13.          CHAIRMAN OF THE BOARD OF DIRECTORS: At all meetings of the Board of Directors, the Chief Executive Officer shall preside as Chairman of the Board of Directors. In the absence of the Chief Executive Officer, the President shall preside as Chairman of the Board of Directors, or in his or her absence, the Board of Directors shall choose from among its members a chairman to preside at such meeting.

14.          RESIGNATION OF DIRECTORS: A director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of the resignation shall not be necessary to make it effective.

15.          COMPENSATION: The directors shall receive such compensation for their services as directors and as members of any committee appointed by the Board of Directors as may be prescribed by the Board of Directors and shall be reimbursed by the Corporation for ordinary and reasonable expenses incurred in the performance of their duties.

16.          REPORTS BY DIRECTORS: The Board of Directors shall send, or cause to be sent, an annual report for the preceding year to the shareholders not later than two hundred forty (240) days after the close of the fiscal or calendar year. The annual report shall include, audited financial statements, or a balance sheet, as of the closing date, certified by the Corporation’s independent public accountants, quarterly financial reports of income or profit and loss for the first three quarters of the year ending on such closing date, and such other information as the Board of Directors may determine.

17.          INDEMNIFICATION OF DIRECTORS AND OFFICERS: Each director and officer, at the time of that such person’s commencement of service to or at the request of the Corporation, shall be vested with the contractual right of indemnification by the Corporation as follows:

(a)             The Corporation shall indemnify its directors and officers, and the Board of Directors may authorize the Corporation to indemnify any employee or other agent, made or threatened to be made a party to, or is otherwise involved in, any action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil, criminal, investigative or administrative, including any and all appeals thereof, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director of officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, is or was a director, officer, employee or other agent of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his conduct was unlawful.

(b)             The Corporation shall indemnify its directors and officers, and the Board of Directors may authorize the Corporation to indemnify any employee or other agent of the Corporation made or threatened to be made a party to an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director, officer employee or other agent acted, in good faith, for a purpose believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation. However, no such indemnification may be made in connection with any threatened or pending action which is settled or otherwise disposed of, or in connection with any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless such indemnification, and the amounts thereof, are approved by the court in which the action was brought, or, if no such action was brought, by a court of competent jurisdiction.

(c)             The Corporation shall indemnify its directors and officers, and the Board of Directors may authorize the Corporation to indemnify any employee or other agent of the Corporation made or threatened to be made a party to, or otherwise involved in, any other action or proceeding, except that no indemnification may be made to or behalf of any director, officer, employee or other agent if a judgment or other final adjudication adverse to the director, officer, employee or other agent establishes that the said director’s, officer’s, employee’s or other agent’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the director, officer, employee or other agent personally gained in fact a financial profit or other advantage to which he was not legally entitled.

(d)             Indemnification of any director, officer, employee or agent required and/or permitted by this section shall be made by the Corporation only if authorized in the specific case by vote of the Board of Directors, acting by a quorum consisting of directors who are not parties to such action or proceeding, finding that the director, officer, employee or other agent has met the standards of conduct set forth in subparagraphs “a”, “b” or “c”, as the case may be. If a quorum of disinterested directors is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, indemnification shall be authorized either (i) by vote of the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper under the circumstances because the applicable standard of conduct has been met by such director, officer, employee or other agent, or (ii) by vote of the shareholders upon a finding that the director, officer, employee or other agent has met the applicable standards of conduct.

(e)             For purposes of any determination under subparagraph “d,” a person shall be deemed to have acted in good faith if the action is based on (i) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, (ii) the advice of legal counsel for the Corporation or another enterprise, or (iii) information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this subparagraph “e” shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

(f)              Losses reasonably incurred by an officer or director in defending any threatened or pending proceeding shall be paid by the Corporation (on an unsecured, interest-free basis) in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Losses shall be reasonably documented by the officer or director and required payments shall be made promptly by the Corporation. Losses incurred by other employees may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(g)             The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’ s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Section 17.

(h)             The indemnification and advancement of losses provided by or granted pursuant to these By-laws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any by-law, agreement, contract, vote of shareholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Section 17 shall not be deemed to preclude the indemnification of any person who is not specified in subparagraphs “a”, “ b” or “c” of this Section 17 but whom the Corporation has the power or obligation to indemnify under the provisions of the New York Business Corporation Law, or otherwise. The rights conferred by this Section 17 shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Section 17 shall be enforceable as contract rights that vest at the time of such person’s service to, or at the request of, the Corporation, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. Persons who after the date of the adoption of this provision in Section 17 become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnification and advancement of expenses contained in this Section 17.

(i)              If this Section 17 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer to the fullest extent not prohibited by any applicable portion of this Section 17 that shall not have been invalidated, or by any other applicable law. If this Section 17 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and officer to the fullest extent under any other applicable law.

Article IV

COMMITTEES

1.           EXECUTIVE COMMITTEE: The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may appoint from among its members an executive committee consisting of three or more directors, which shall at least include the Special Directors and either the Chief Executive Officer or the President. The Board of Directors may also designate one or more of its members as alternates to serve as a member or members of the executive committee in the absence of a regular member or members. The Board of Directors shall reserve to itself alone the power to declare dividends, issue stock, recommend to shareholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the executive committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

2.           AUDIT COMMITTEE: The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, shall appoint from among its members, an audit committee consisting of three or more directors. Each member of the audit committee must meet the following conditions: (i) be independent as defined under Rule 5605(a)(2) of the Nasdaq Stock Market’s Marketplace Rules; (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act); (iii) not have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement, and cash flow statement. At least one member of the audit committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board of Directors shall elect or appoint a chairperson of the audit committee (or, if it does not do so, the audit committee members shall elect a chairperson by vote of a majority of the full committee); the chairperson will have authority to act on behalf of the audit committee between meetings.

3.           FINANCE COMMITTEE: The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may appoint from among its members a finance committee consisting of three or more directors, at least a majority of whom shall be neither officers nor otherwise employed by the Corporation. The Board of Directors shall designate one director to act as chairman of the committee, and may designate one or more directors as alternate members of the committee who may replace any absent or disqualified member at any meeting of the committee. The committee shall exercise such powers as may be specifically delegated to it by the Board of Directors and act upon such matters as may be referred to it from time to time for study and recommendation by the Board of Directors or the President.

4.           RESTRUCTURING COMMITTEE: The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, shall appoint from among its members a restructuring committee consisting of the Chief Executive Officer and the Special Directors. The Chief Executive Officer serving on the restructuring committee shall act as chairman of the committee. All action by the restructuring committee shall be authorized by majority vote of its members. The restructuring committee shall have full authority (a) to commence, oversee and manage any process to (i) sell the Corporation’s businesses and/or assets and/or (ii) consummate a refinancing transaction, and (b) to manage all aspects of the Corporation’s restructuring efforts and strategies. The committee shall exercise such other powers as may be specifically delegated to it by the Board of Directors and act upon such matters as may be referred to it from time to time for study and recommendation by the Board of Directors or the Chief Executive Officer.

5.           OTHER COMMITTEES: The Board of Directors may also appoint from among its own members such other committees as the Board of Directors may determine, which shall in each case consist of not less than two directors, which shall at least include the Special Directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board of Directors.

6.           RULES OF PROCEDURE: A majority of the members of any committee may fix its rules of procedure. Each committee shall meet at such time and place at it determines to be necessary to carry out its functions. No formal notice of any such meeting need be given to the committee. All action by any committee shall be authorized by a majority of its members (unless otherwise provided in these By-laws) and shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors, provided, however, that no rights or acts of third parties shall be affected by any such revision or alteration.

Article V

OFFICERS

1.           OFFICES, ELECTION, TERM:

(a)             The Board of Directors shall elect or appoint a Chief Executive Officer and/or a President from its own members. Where both a Chief Executive Officer and President are appointed, the Chief Executive Officer shall also serve as Chairman of the Board of Directors. The Board of Directors may also appoint one or more Vice-Presidents who may or may not be directors, a Secretary, a Treasurer, and a General Counsel, and it may elect or appoint from time to time such other or additional officers as in its opinion are desirable for the conduct of the business of the Corporation. Any two or more offices may be held by the same person, except the offices of President and Secretary.

(b)             All officers shall be elected or appointed to hold office until the meeting of the Board of Directors following the annual meeting of the shareholders. Each officer shall hold office until a successor has been elected or appointed and qualified.

2.           REMOVAL OF OFFICERS:

(a)             Any officer elected or appointed by the Board of Directors may be removed by the vote of a majority of the entire Board of Directors, with or without cause.

(b)             In the event of the death, resignation or removal of an officer, the Board of Directors in its discretion may elect or appoint a successor to fill the unexpired term, or may, by vote of a majority of the entire Board of Directors, leave unfilled for any such period as it may fix by resolution any office except those of President, Treasurer or Secretary. In the event of the absence or disability of any officer, the Board of Directors may delegate the powers and/or duties of any such officer to another officer or a director until the return or removal of the disability of such officer.

3.           CHIEF EXECUTIVE OFFICER/ PRESIDENT:

(a)             The Chief Executive Officer or the President shall be Chairman of the Board of Directors of the Corporation, and shall preside at all meetings of the shareholders and the Board of Directors. The Chief Executive Officer and/or the President, shall have the general and active management and supervision of the business of the Corporation and shall see that all orders, directions and resolutions of the Board of Directors are carried out, subject, however, to the right of the Board of Directors to delegate and specific powers, not exclusively conferred by law upon the President, to any other officer or officers of the Corporation. In addition, the President, along with the Secretary shall sign all stock certificates of the Corporation and shall sign all deeds, contracts, leases or other instruments required to be in writing, except that the signature of the President on any such instrument shall not be required where the signature of any other officer has been authorized either by these By-laws or by the Board of Directors or the President. The President shall have such other and additional powers and duties as are conferred by these by laws, whether or not specifically enumerated in this section.

(b)             Where the Board of Directors have elected or appointed both a Chief Executive Officer and a President, the Chief Executive Officer shall be the Chairman of the Board of Directors of the Corporation, and shall preside at all meetings of the shareholders and the Board of Directors, and shall have the same powers as the President, except to the extent that such powers are exclusively conferred by law upon the President.

4.           VICE-PRESIDENTS: The Vice-Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the Chief Executive Officer and/or by the President. In the absence or disability of the Chief Executive Officer and/or the President, any Vice-President so designated by the Board of Directors or by the President, shall perform the duties and exercise the powers of the President. A Vice-President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

5.           SECRETARY: In addition to all other powers and duties conferred by the By-laws, the Secretary shall attend and keep the minutes of all meetings, and shall record all votes taken, of the Board of Directors and of the shareholders, and, to the extent directed by the Board of Directors, all committee meetings. The Secretary shall cause notice to be given of all meetings of the shareholders and of special meetings of the Board of Directors. The Secretary shall have custody of the corporate seal and affix it to any instrument when authorized by the Board of Directors or, where permissible, by the President, and shall keep and maintain all the documents and records of the Corporation, which shall be available for inspection by any member of the Board of Directors at all reasonable times. The Secretary shall also have such other and additional powers and duties as may be prescribed by the Board of Directors.

6.           ASSISTANT SECRETARY: The Board of Directors may designate one or more Assistant Secretaries to assist the Secretary and to perform the duties and exercise the powers conferred upon the Secretary during the absence or disability of the Secretary

7.           TREASURER: The Treasurer shall, subject to the direction of a designated Vice- President, if any, have general custody of all the corporate funds and securities; shall have general supervision of the collection and disbursement of the funds of the Corporation; shall enter or cause to be entered regularly in the books of the Corporation all monies received and paid out by the Corporation or any officer thereof, and shall keep full and accurate accounts thereof; shall deposit or cause to be deposited all checks, notes, monies, securities or other valuables of the Corporation in the name and credit of the Corporation in such bank, banks or depositories as may be designated by the Board of Directors; shall disburse or cause to be disbursed the funds of the Corporation in such manner, at such times, for such purposes and to such person, persons or entities as may be designated or directed by the Board of Directors, and may sign, execute or endorse on behalf of the Corporation, all checks, drafts, promissory notes, bills or exchange; shall render to the President and to the Board of Directors at the regular meetings of the Board of Directors, and at such other times as they may require, a report and account of all transactions by the Treasurer and of the financial affairs and condition of the Corporation; shall render a full financial report of the financial condition of the Corporation at the annual meeting of the shareholders, if so requested by the Board of Directors; shall be furnished by all corporate officers and agents at his request, such reports, statements and accounts as the Treasurer may require as to any and all financial transactions of the Corporation; and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the President.

8.           ASSISTANT TREASURER: The Board of Directors may designate one or more Assistant Treasurers to assist the Treasurer and to perform the duties and exercise the powers conferred upon the Treasurer during the absence or disability of the Treasurer.

9.           COMPTROLLER: The Board of Directors may appoint or elect a Comptroller who shall be responsible to the Board of Directors and to the President for all financial control and internal audits of the Corporation. The Comptroller shall verify the assets of the Corporation, shall audit the books and accounts of the Corporation from time to time, and shall perform such other duties as may be prescribed by the Board of Directors.

10.         EXERCISE OF RIGHTS AS SHAREHOLDERS: Unless otherwise directed by the Board of Directors, the Chief Executive Officer, President, or any Vice-President duly authorized by the President, shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of shareholders of any corporation in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all rights and powers incident to such stock ownership, including the power and authority to execute and deliver proxies, consents and waivers. The Board of Directors may from time to time confer like powers upon any other person or entity.

11.         COMPENSATION OF OFFICERS: The compensation of all officers shall be fixed by the compensation committee of the Board of Directors or, if no compensation committee has been established, by the independent members of the Board of Directors. Such compensation may include bonus plans for granting additional compensation to the Corporation’s officers in the form of money or shares of stock of the Corporation which shares have been either issued and are held in the treasury of the Corporation, or which have been authorized by the Certificate of Incorporation but not issued by the Corporation.

12.         OFFICER STOCK OPTION PLAN: The Board of Directors shall have the power to adopt and to alter, amend or repeal, a stock option plan pursuant to which officers and key employees of the Corporation who are primarily responsible for the continued growth and development and future financial success of the Corporation, may be granted options to purchase shares of common stock of the Corporation, in order to secure to the Corporation the advantages of the incentive and sense of proprietorship inherent in stock ownership by these persons.

Article VI

CAPITAL STOCK

1.           STOCK CERTIFICATES: The shares of the Corporation shall be represented by certificates or shall be un-certificated shares. Certificates for stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe. Certificates shall be numbered and entered in the stock register of the Corporation as they are issued, and shall be signed by the President or a Vice-President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. If certificates are signed by a transfer agent, acting on behalf of the Corporation, and by a registrar, the signatures of the officers of the Corporation may be facsimiles. The certificates shall exhibit the holder’s name and number of shares, the date issued, and shall bear the corporate seal. The Board of Directors may also provide for and prescribe forms of scrip certificates representing fractional shares, if any, as they may, in their discretion, deem necessary or advisable.

2.           TRANSFER AGENT: The Board of Directors may appoint one or more transfer agents and registrars or the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

3.           TRANSFER OF STOCK: Shares of capital stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof in person or by duly authorized attorney, upon surrender thereof and cancellation of certificates for a like number of shares. Possession of certificates of stock shall not entitle the holder to any right of shareholders nor shall it be regarded as evidence of ownership unless it appears on the books of the Corporation.

4.           RECORD OWNERSHIP: The Corporation shall be entitled to treat the holder of record of any share of capital stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may otherwise be expressly prescribed by law.

5.           LOST OR STOLEN SHARES: In case any certificate for the capital stock of the Corporation shall be lost, stolen or destroyed, the Corporation, as a condition to the issuance of a replacement certificate, may require such proof by affidavit or other means of the fact, and such indemnity to be given to the Corporation and to its transfer agent and registrar, if any, as shall be deemed necessary or advisable by the Corporation.

6.           CLOSING OF BOOKS: The Board of Directors shall fix, in advance, a date, not exceeding fifty (50) days and not less than ten (10) days preceding the date of any meeting of the shareholders, or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividends, or any such allotment or fights, or the exercise the rights in respect to any such change, conversion or exchange of capital stock. Where the Board of Directors fixes such a record date, only shareholders of record, as shown on the stock register, on the date so fixed shall be entitled to such notice and to vote at such meeting, or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Corporation after such record date as fixed herein. The Corporation shall not be required to recognize any person other than the record holder as the owner of shares, except as otherwise required by applicable law.

Article VII

CORPORATE RECORDS

1.           SHARE REGISTER: The Corporation shall keep at the principal office, or at the office of the transfer agent or registrar, a stock register showing the names of the shareholders and their addresses, the number of shares held by each, and the number and date of certificates issued or the shares, and the number and date of cancellation of every certificate surrendered for cancellation. The stock register may be in written form or in any other form capable of being converted into written form within a reasonable time.

2.           CORPORATE MINUTES: The Corporation shall keep at the principal office, or at such other place as the Board of Directors may direct, a book of minutes of the proceedings of its shareholders, Board of Directors and executive committee, with the date, time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, any waivers of notice received, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof. The corporate minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

3.           BOOKS OF ACCOUNT: The Corporation shall keep at the principal office, or at such other place as the Board of Directors may direct, correct and complete books and records of account of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The corporate books of account may be in written form or in any other form capable of being converted into written form within a reasonable time.

Article VIII

DIVIDENDS

The Board of Directors may at such time or times as it determines in its discretion, declare and pay dividends or make other distributions of its property, including shares of its stock, on its outstanding shares of capital stock. Dividends may be declared and paid, or other distributions may be made, out of surplus only, so that the net assets of the Corporation remaining after such declaration, payment or distribution shall at least equal the amount of its stated capital.

Article IX

BY-LAW AMENDMENT

1.           AMENDMENT OR REPEAL: The By-laws of the Corporation may be amended or repealed by vote of the holders of two-third (2/3) of the stock of the Corporation entitled to vote at a meeting of the shareholders, provided that a statement of the proposed action is included in the notice of such meeting of the shareholders. The By-laws of the Corporation may also be amended or repealed by the Board of Directors, including any By-law adopted, amended, or repealed by the shareholders generally, by a majority vote of the then-serving members of the Board of Directors, which majority shall include the Special Directors.

2.           MISCELLANEOUS: If any By-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, the notice of the next meeting of shareholders for the election of directors shall set forth the By-law so adopted, amended or repealed, together with a concise statement of the changes made.

Article X

MISCELLANEOUS

1.           EXECUTION OF DOCUMENTS: All corporate instruments, contracts and documents to be signed or entered into by or on behalf of the Corporation shall be signed, executed, verified or acknowledged by such officer or officers, or such other person or persons as the Board of Directors may from time to time designate.

2.           CERTIFICATE OF INCORPORATION: All references to the Certificate of Incorporation contained in these By-laws shall include all amendments thereto or changes thereof, unless otherwise excepted.

3.           GENDER NEUTRALITY: Words of the masculine gender in any by-law include the feminine and the neuter, and, when the sense so indicates, words of the neuter gender may refer to any gender.

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